As filed with the Securities and Exchange Commission on August 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(Address of principal executive offices)

RadiSys Corporation 2007 Stock Plan

(Full title of the plan)

Brian J. Bronson

Chief Financial Officer

RadiSys Corporation

5445 NE Dawson Creek Drive

Hillsboro, Oregon 97124

(503) 615-1100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Amar Budarapu

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	500,000	$ 8.81	$4,405,000	$314.08

(1)	Shares of common stock of RadiSys Corporation, no par value per share (the “Common Stock”), being registered hereby relate to the RadiSys Corporation 2007 Stock Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the RadiSys Corporation 2007 Stock Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) promulgated under the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of RadiSys Corporation Common Stock on August 23, 2010, as reported on the Nasdaq Global Select Market.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by RadiSys Corporation, an Oregon corporation, in order to register 500,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-142968) filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2007 for issuance pursuant to the RadiSys Corporation 2007 Stock Plan. The contents of the Registration Statements on Form S-8 (File No. 333-142968) previously filed with the Commission on May 15, 2007 is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number
5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 25 th day of August, 2010.

RADISYS CORPORATION

By:	/s/ Brian J. Bronson
Brian J. Bronson, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Scott C. Grout Scott C. Grout	President, Chief Executive Officer and Director (principal executive officer)	August 25, 2010

/s/ Brian J. Bronson Brian J. Bronson	Chief Financial Officer (principal financial and accounting officer)	August 25, 2010

* C. Scott Gibson	Chairman of the Board and Director	August 25, 2010

* Ken J. Bradley	Director	August 25, 2010

* Richard J. Faubert	Director	August 25, 2010

* Dr. William W. Lattin	Director	August 25, 2010

* Kevin C. Melia	Director	August 25, 2010

* Carl Neun	Director	August 25, 2010

* Lorene K. Steffes	Director	August 25, 2010

*By:	/s/ Brian J. Bronson
Brian J. Bronson, Attorney-In-Fact By authority of the power of attorney filed as Exhibit 24.1 hereto

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Stoel Rives LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney.